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                                                                    EXHIBIT 21.1


                                               CYRK, INC. SUBSIDIARIES

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
NAME OF SUBSIDIARY                    JURISDICTION OF INCORPORATION             OWNERSHIP
------------------                    -----------------------------             ---------

Cyrk Europe Limited                         United Kingdom               100% owned by Cyrk, Inc.
Super Premium Limited                        British Virgin Islands      100% owned by Cyrk, Inc.
Cyrk Far East, Inc.                          British Virgin Islands      100% owned by Cyrk, Inc.
Cyrk (H.K.) Limited                             Hong Kong              100% owned by Cyrk Far East Inc.
Cyrk Marketing Services, Inc.                      Canada                100% owned by Cyrk, Inc.
Cyrk Acquisition Corp.                            Delaware               100% owned by Cyrk, Inc.
CXDATA, Inc.                                      Delaware               100% owned by Cyrk, Inc.
Global Sourcing and Risk Group, Inc.              Delaware               100% owned by Cyrk, Inc.
UKNY Limited                                United Kingdom               100% owned by Cyrk, Inc.
Tonkin Acquisition, Inc.                          Delaware               100% owned by Cyrk, Inc.
Cyrk CPG Corp.                                    Delaware               100% owned by Cyrk, Inc.
Creative Premium Manufacturing, Inc.              Delaware              100% owned by Cyrk CPG Corp.
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